Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of September 15, 2026, by and among Union Street Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), ACP Holdings Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Purchaser”), and May Mobility, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of (i) 7,153,867 Purchaser Class B Ordinary Shares (the “Founder Shares”) and (ii) 435,000 Cayman Purchaser Units (the “Units” and together with the Founder Shares, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser, the Company and Maestro Merger Sub, Inc., a Delaware corporation, have entered into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, the Purchaser and the Company intend to consummate the Transactions; and

WHEREAS, as an inducement to the Purchaser and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

ARTICLE I.

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by, be subject to and comply with Sections 6.06 (No Solicitation), 6.16 (Public Announcements) and 6.17 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if it were an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer.

(a) Unless otherwise deemed a Permitted Transfer (as defined below), during the period commencing on the date hereof and ending on the earliest of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 8.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of the Purchaser, the Sponsor shall not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by the Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by the Sponsor or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (each, a “Transfer”).

(b) “Permitted Transfer” means any Transfer of Subject Securities: (i) to any officer or director of the Sponsor or any Affiliate or, in the case of an individual, to any family members of such individual; (ii) to any investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (iii) by gift to a trust, the beneficiary of which is a Person to who a Transfer would be permitted under clause (i), or to a charitable organization; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (i); (vii) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (viii) in connection with any legal, regulatory or other order; (ix) to a third party in connection with any non-redemption, backstop arrangement or other similar arrangement; (x) to any PIPE Investor pursuant to the PIPE Subscription Agreement with such PIPE Investor; (xi) as otherwise mutually agreed upon between the Sponsor, the Purchaser and the Company; or (xii) to the Purchaser or the Company; provided, however, that in the case of clauses (i) through (vii) and clause (xi), as a precondition to such Transfer, such transferee must enter into a written agreement with the Company and the Purchaser, reasonably satisfactory to the Company, agreeing to assume all of the obligations under this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that no Transfer permitted under this Section 1.2 shall relieve the Sponsor of its obligations under this Agreement.

Section 1.3 New Shares. In the event that (a) any Purchaser Ordinary Shares, Cayman Purchaser Units, Cayman Purchaser Warrants or other equity securities of the Purchaser are issued to the Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Purchaser Ordinary Shares, Cayman Purchaser Units, the Cayman Purchaser Warrants or other equity securities of the Purchaser owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares, Cayman Purchaser Units, Cayman Purchaser Warrants or other equity securities of the Purchaser after the date of this Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Purchaser Ordinary Shares, Cayman Purchaser Units, Cayman Purchaser Warrants or other equity securities of the Purchaser after the date of this Agreement (such Purchaser Ordinary Shares, Cayman Purchaser Units, Cayman Purchaser Warrants or other equity securities of the Purchaser, collectively, the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the Sponsor as of the date hereof.

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Section 1.4 Closing Date Deliverables. On the Closing Date, the Sponsor shall deliver to the Purchaser and the Company a duly executed copy of the A&R Registration Rights Agreement and the Sponsor Lock-Up Agreement.

Section 1.5 Agreements.

(a) At any meeting of the shareholders of the Purchaser, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Purchaser is sought, the Sponsor agrees that it shall (i) appear at each such meeting or otherwise cause all of its Subject Securities, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) (which written consent shall be delivered promptly, and in any event within twenty-four hours after the Purchaser requests such delivery) covering, all of its Subject Securities, which are entitled to vote:

(i) in favor of each Transaction Proposal;

(ii) against any Alternative Transaction or any proposal relating to an Alternative Transaction (in each case, other than the Transaction Proposals);

(iii) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Purchaser;

(iv) against any change in the business, management or board of directors of the Purchaser (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or the Ancillary Documents); and

(v) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Purchaser under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII (Closing Conditions) of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement or any Ancillary Document to which the Sponsor is or will be a party to, or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Purchaser.

(b) The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. The obligations of the Sponsor specified in this Section 1.5 shall apply whether or not the Transactions or any other action described above is recommended by the board of directors of the Purchaser or the board of directors of the Purchaser has effected a Modification in Recommendation.

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(c) The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, the Insider Letter (as defined below), including the obligations pursuant to Section 1 therein to not redeem any Purchaser Ordinary Shares in connection with the Transactions.

Section 1.6 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the Sponsor from enforcing its rights under this Agreement or any other Ancillary Document to which the Sponsor is or will be a party or seek any other remedies with respect to any breach of this Agreement or such other Ancillary Document by any other party hereto or thereto, including by commencing any action in connection therewith.

Section 1.7 Further Assurances. The Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by Purchaser or the Company, to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

Section 1.8 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of its obligations hereunder. The Sponsor agrees to reasonably promptly notify the Purchaser and the Company in writing of any updates to the Subject Securities after the date hereof and prior to Closing.

Section 1.9 Insider Letter. Neither the Sponsor nor the Purchaser shall amend, terminate or otherwise modify that certain letter agreement, dated as of April 6, 2026, by and among the Purchaser, the Sponsor and certain of the Purchaser’s current and former officers and directors (the “Insider Letter”) without the Company’s prior written consent.

Section 1.10 Waiver of Anti-Dilution Provision. The Sponsor hereby (but subject to the consummation of the Transactions) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated memorandum and articles of association of the Purchaser (as may be amended from time to time, the “Articles”), any and all anti-dilution rights with respect to the rate that the Purchaser Class B Ordinary Shares held by the Sponsor convert into Purchaser Class A Ordinary Shares in connection with the transactions contemplated by the Business Combination Agreement. The waiver specified in this Section 1.10 shall be applicable only in connection with the Transactions and the transactions contemplated by this Agreement (and any Purchaser Class A Ordinary Shares, shares of Domesticated Purchaser Common Stock or equity-linked securities issued in connection with the Transactions and the transactions contemplated by this Agreement) and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

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Section 1.11 Waiver of Redemption Rights. The Sponsor hereby agrees that it shall not (a) demand that the Purchaser redeem any Subject Securities in connection with the Transactions or (b) otherwise participate in any such redemption by tendering or submitting any of the Subject Securities for redemption, in each case, in addition to and without limiting the Sponsor’s obligations under Section 1 of the Insider Letter.

Section 1.12 Sponsor Share Conversion. Prior to the Domestication, the Sponsor shall elect to convert, and shall cause each of its Affiliates and members holding Purchaser Class B Ordinary Shares to elect to convert, each Purchaser Class B Ordinary Share held by it or them, as applicable, on a one-for-one basis, into one Purchaser Class A Ordinary Share, in accordance with the Purchaser’s Organizational Documents and as contemplated by the Business Combination Agreement (the “Sponsor Share Conversion”), and shall take all actions reasonably necessary or advisable to effect the Sponsor Share Conversion.

Section 1.13 Sponsor Accommodation Share Transfer; Earnout Securities.

(a) The Sponsor hereby unconditionally agrees and covenants that, within ten (10) Business Days of the date hereof, it shall transfer and assign an aggregate of 1,375,000 Founder Shares (the “Sponsor Accommodation Shares”) to the PIPE Investors, in accordance with and subject to the terms and conditions of Section 4.17(a) of the applicable PIPE Subscription Agreement with such PIPE Investor.

(b) In consideration for the Sponsor’s transfer and assignment of the Sponsor Accommodation Shares, the Purchaser shall issue to the Sponsor, only upon and subject to the occurrence of the applicable Triggering Event (as defined below), an aggregate number of shares of Domesticated Purchaser Common Stock equal to the number of Sponsor Accommodation Shares (such shares, the “Earnout Securities”), which shall be issuable in accordance with Article III. The Earnout Securities shall be issued free and clear of all Liens (other than, to the extent applicable, (i) restrictions on transfer arising under applicable securities Laws and (ii) the transfer restrictions set forth in the Sponsor Lock-Up Agreement). The Earnout Securities shall, at the time of issuance, be duly authorized, validly issued, fully paid and non-assessable, be issued in book-entry form and be evidenced in the records of the Purchaser’s transfer agent.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to the Purchaser and the Company:

(a) Ownership. The Sponsor represents and warrants as of the date hereof to the Purchaser and the Company that the Sponsor is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) the Purchaser’s Organizational Documents, (iii) the Business Combination Agreement, (iv) the Insider Letter, (v) the Sponsor’s Organizational Documents or (vi) any applicable securities Laws. The Subject Securities are the only equity securities in the Purchaser owned of record or beneficially by the Sponsor on the date of this Agreement, and none of the Subject Securities will be subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Insider Letter. Other than the Subject Securities held by the Sponsor and the Sponsor’s right to receive Earnout Securities under this Agreement, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Purchaser or any equity securities convertible into, or which can be exchanged for, equity securities of the Purchaser.

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(b) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing as a limited liability company under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (subject to the Enforceability Exceptions).

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Subject Securities held or to be held by the Sponsor), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(d) Litigation. There are no Legal Proceedings pending against the Sponsor, or to the knowledge of the Sponsor threatened in writing against the Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) Brokerage Fees. Except as described in Section 5.15 (Finders and Brokers) of the Purchaser Disclosure Letter to the Business Combination Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Sponsor, for which the Purchaser or any of its Affiliates may become liable.

(f) Acknowledgment. The Sponsor understands and acknowledges that each of the Purchaser and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

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ARTICLE III.

EARNOUT

Section 3.1 Earnout Securities. The Sponsor hereby agrees that the Earnout Securities, or a portion thereof, are issuable by the Purchaser to the Sponsor only upon and subject to the achievement of one or more Triggering Events in accordance with this Article III. Any Earnout Securities that are not earned by the Earnout Deadline shall not be issued, and the Sponsor’s right to receive such Earnout Securities shall automatically terminate for no consideration.

Section 3.2 Procedures Applicable to the Earnout Securities.

(a) Promptly upon the occurrence of any Triggering Event, the Sponsor shall prepare and deliver written notice to the Purchaser (each, an “Earnout Notice”), which Earnout Notice shall set forth in reasonable detail the Triggering Event giving rise to the issuance of Earnout Securities and the number of Earnout Securities issuable as a result of such Triggering Event. The Purchaser, on the one hand, and the Sponsor, on the other hand, shall use commercially reasonable efforts to resolve any disputes in good faith that may arise between them with respect to the determination of the occurrence of a Triggering Event and the number of Earnout Securities issuable as a result of such Triggering Event. In the event the Purchaser and the Sponsor are unable to reach mutual agreement with each other with respect to the determination of the occurrence of a Triggering Event or the number of Earnout Securities issuable as a result of such Triggering Event, all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of the Purchaser and the Sponsor (the “Independent Accountant”). The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Triggering Event and related Earnout Notice as promptly as practicable and to resolve only those unresolved disputed items. The Purchaser and the Sponsor shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the terms and conditions in this Agreement and the presentations made on behalf of the Purchaser and the Sponsor and not by independent review. The resolution of any such dispute by the Independent Accountant shall be final and binding on the parties absent manifest error in its determination, in which case the matter will be brought back to the Independent Accountant for correction no more than one time by the Purchaser or the Sponsor, after which the determination of the Independent Accountant shall be final and binding. The fees and expenses of the Independent Accountant shall be borne equally by the Purchaser and the Sponsor.

(b) Promptly, and in any event within 5 Business Days, following the Purchaser’s receipt of an Earnout Notice (or the final resolution of any disputes with respect to such Earnout Notice in accordance with Section 3.2(a)), the Purchaser shall issue, or shall cause its transfer agent to issue, in book-entry form, the applicable Earnout Securities to the Sponsor, duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens (other than restrictions on transfer arising under applicable securities Laws and the transfer restrictions, if any, set forth in the Sponsor Lock-Up Agreement).

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(c) Prior to the issuance of any Earnout Securities, the Sponsor shall have no rights as a stockholder of the Purchaser with respect to such unissued Earnout Securities, including no voting, dividend or other rights. The right to receive any Earnout Securities may not be transferred, directly or indirectly, except pursuant to a Permitted Transfer, and, as a condition to such Permitted Transfer, the transferee must agree in writing to be bound by this Article III. Notwithstanding anything to the contrary contained herein, in the event that the Sponsor ceases to hold any right to receive Earnout Securities and members or former members of the Sponsor hold any right to receive Earnout Securities directly, such members or former members of the Sponsor shall be treated as the Sponsor under this Article III; provided that such members or former members of the Sponsor, taken as a whole, shall (i) exercise their rights based on the majority-in-interest of such members or former members holding rights to receive Earnout Securities; and (ii) not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(d) Notwithstanding the foregoing, any Earnout Securities that are not earned in accordance with the terms of this Article III as of the end of the day on the six-year anniversary of the Triggering Date (the “Earnout Deadline”) (or such later date as may be applicable in the case of the Triggering Event set forth in Section 3.3(e)) shall not be issued, and the Sponsor’s right to receive such Earnout Securities shall automatically terminate for no consideration.

Section 3.3 Triggering Events. The Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b), as follows (each such event, a “Triggering Event”):

(a) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds $11.00 per share (such share price as adjusted pursuant to this Article III, the “Price Target 1”) for 20 Trading Days within any 30 consecutive Trading Day period following the date that is the twelve-month anniversary of the date that the first registration statement to be filed by the Company pursuant to the A&R Registration Rights Agreement first becomes effective under the Securities Act of 1933, as amended (the “Triggering Date”), 25% of the Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b);

(b) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds $12.00 per share (such share price as adjusted pursuant to this Article III, the “Price Target 2”) for 20 Trading Days within any 30 consecutive Trading Day period following the Triggering Date, 25% of the Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b);

(c) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds $13.00 per share (such share price as adjusted pursuant to this Article III, the “Price Target 3”) for 20 Trading Days within any 30 consecutive Trading Day period following the Triggering Date, 25% of the Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b);

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(d) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds $14.00 per share (such share price as adjusted pursuant to this Article III, the “Price Target 4”) for 20 Trading Days within any 30 consecutive Trading Day period following the Triggering Date, 25% of the Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b); and

(e) if a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then, effective as of immediately prior to, and subject to the occurrence of, the closing of such Change of Control, all then-unissued Earnout Securities shall be earned and become issuable to the Sponsor in accordance with Section 3.2(b).

Section 3.4 Achievement of Multiple Triggering Events; Equitable Adjustments.

(a) For the avoidance of doubt, if the condition for more than one Triggering Event is met pursuant to Section 3.3, the Earnout Securities that are earned in connection with each such Triggering Event shall become issuable to the Sponsor in accordance with Section 3.2(b), and shall be cumulative with the Earnout Securities earned prior to such time in connection with the satisfaction of any other Triggering Event (if any). For the avoidance of doubt, the terms of this Article III shall be subject to Section 3.4(c) with respect to equitable adjustments.

(b) If the Purchaser, at any time prior to a Triggering Event, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Domesticated Purchaser Common Stock, other than as described in Section 3.4(c) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then Price Target 1, Price Target 2, Price Target 3 and Price Target 4 shall each be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Purchaser’s board of directors, in good faith; provided that if the Sponsor disagrees with such determination the Sponsor may dispute such determination and such dispute shall be resolved in accordance with the procedures described in Section 3.2(b), mutatis mutandis) of any securities or other assets paid on the shares of Domesticated Purchaser Common Stock in respect of such Extraordinary Dividend.

(c) If the outstanding shares of Domesticated Purchaser Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement that is based upon the number of shares of Domesticated Purchaser Common Stock or the price of Domesticated Purchaser Common Stock shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event.

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Section 3.5 Definitions. Capitalized terms used but not defined in this Article III shall have the following meanings:

(a) “Change of Control” means, solely for purposes of this Article III, (i) a direct or indirect sale, lease, transfer, or other disposition of all or substantially all of the assets of the Purchaser and the Target Companies (taken as a whole) in any transaction or series of related transactions to a Person or a “group” (as such term is defined under Regulation 13D under the Exchange Act), or (ii) any transaction with a Person or “group” (as such term is defined under Regulation 13D under the Exchange Act), pursuant to which such Person or group acquires, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of the Purchaser (excluding, for the avoidance of doubt, any Earnout Securities to be issued in connection with such transaction(s) pursuant to this Article III), whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise; provided, that “Change of Control” shall not include (A) any bona fide financing transaction (including the PIPE Investment or any subsequent equity or debt financing of the Purchaser), (B) any transaction solely between or among the Purchaser and one or more of its wholly owned Subsidiaries, or (C) any reincorporation, reorganization, reclassification or other change in the Purchaser’s corporate structure that does not result in a change in the ultimate beneficial ownership of more than 50% of the total voting power or economic rights of the equity securities of the Purchaser.

(b) “Stock Exchange” means The Nasdaq Stock Market LLC.

(c) “Trading Day” means any day on which the Domesticated Purchaser Common Stock is traded on the Stock Exchange, or, if the Stock Exchange is not the principal trading market for the Domesticated Purchaser Common Stock on such day, then on the principal national securities exchange or securities market on which the Domesticated Purchaser Common Stock is then traded.

(d) “VWAP” means the volume-weighted average share price of Domesticated Purchaser Common Stock as displayed on the Purchaser’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Termination. This Agreement and all of its provisions (other than Article III (Earnout) and this Article IV, which shall survive in accordance with their terms) shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of the Purchaser and (c) the written agreement of the Sponsor, the Purchaser and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement (other than those set forth in Article III (Earnout) and this Article IV) will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. For the avoidance of doubt, (i) if this Agreement terminates as a result of the occurrence of the Closing, Article III (Earnout) shall survive such termination and continue in full force and effect in accordance with its terms, and (ii) if this Agreement terminates for any reason other than the occurrence of the Closing (including because the Business Combination Agreement is terminated, the Purchaser is liquidated, or the parties mutually agree in writing to terminate this Agreement, in each case prior to the Closing), (A) Article III (Earnout) shall automatically terminate and be of no further force or effect, (B) no Earnout Securities shall be issued, and (C) the PIPE Investors, in accordance with and subject to the terms and conditions of Section 4.17(a) of the applicable PIPE Subscription Agreement with such PIPE Investor, shall return such Sponsor Accommodation Shares to Sponsor.

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Section 4.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.3 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any proceeding shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 4.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Sponsor.

Section 4.5 Miscellaneous. Sections 9.02 (Notices), 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (Waiver of Jury Trial), 9.09 (Severability), 9.11 (Entire Agreement), 9.12 (Interpretation), 9.13 (Counterparts) and 9.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis; provided, that, for purposes of Section 9.02 (Notices) as incorporated herein, notices to the Sponsor shall be delivered to: Union Street Sponsor, LLC, 3131 Eastside Street, Attn: Andrew Mallozzi, Email: dmallozzi@atlascreditpartners.com (or at such other address as the Sponsor shall specify by like notice).

Section 4.6 Effectiveness. This Agreement shall not be effective or binding upon any party hereto until such time as the Business Combination Agreement is executed and delivered by the Purchaser, the Company and Merger Sub.

Section 4.7 No Third-Party Beneficiaries. Nothing contained in this Agreement shall create any rights in or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party.

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IN WITNESS WHEREOF, the Sponsor, the Purchaser and the Company have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

UNION STREET SPONSOR, LLC

By:	/s/ Andrew Mallozzi
	Name:	Andrew Mallozzi
	Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement

IN WITNESS WHEREOF, the Sponsor, the Purchaser and the Company have each caused this Agreement to be duly executed as of the date first written above.

PURCHASER:

ACP HOLDINGS ACQUISITION CORP.

By:	/s/ Andrew Mallozzi
	Name:	Andrew Mallozzi
	Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement

IN WITNESS WHEREOF, the Sponsor, the Purchaser and the Company have each caused this Agreement to be duly executed as of the date first written above.

COMPANY:

MAY MOBILITY, INC.

By:	/s/ Edwin Olson
	Name:	Edwin Olson
	Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement